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                                                                    Exhibit 10.2

                              SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT (this "Agreement") is made by and between INTERLOGIX, INC. ("Company") and Michael S. Lafair ("Employee").


                              W I T N E S S E T H:

         WHEREAS, Employee is currently employed by Company; and

         WHEREAS, Company is relocating its principal place of business to Austin, Texas; and

         WHEREAS, Company has requested Employee to relocate his residence to Austin, Texas, in connection with the relocation of Company's business, and Employee is willing to so relocate; and

         WHEREAS, Company and Employee desire to set forth certain terms and conditions to control upon the termination of Employee's employment with Company and additional terms and conditions for the relocation of Employee to Austin, Texas, and the continued employment of Employee with Company;

         NOW, THEREFORE, for and in consideration of the amounts and benefits to be paid and provided to Employee under this Agreement and the mutual promises, covenants, and undertakings contained herein, the receipt and sufficiency of which are hereby acknowledged, Company and Employee, each intending to be legally bound, hereby agree as follows:


                                       I.
                              EMPLOYMENT AND DUTIES

         1.1 EMPLOYMENT. Company agrees to continue to employ Employee, and Employee agrees to be employed by Company, beginning as of the Effective Date and continuing for the period of time set forth in Article III of this Agreement, subject to the terms and conditions of this Agreement.

         1.2 POSITION. Employee shall hold the position of Vice President, General Counsel and Secretary and Vice President, E-Business Development or such other position as the Company determines (it being understood that the ability of the Company to change Employee's position shall not in and of itself derogate from Employee's ability to terminate employment for "Good Reason" if "Good Reason" otherwise exists).

         1.3 DUTIES AND SERVICES. Employee agrees to serve in the position referred to in Section 1.2 and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such office, as well as such additional duties and services as are reasonably requested by the Board.

         1.4 RELOCATION. Employee agrees to establish a residence and relocate his principal


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place of business to Company's Austin, Texas location as soon as practicable after the Effective Date and to spend the predominant part of the time devoted to his employment with Company in such location, subject to normal business travel requirements.


                                      II.
                           COMPENSATION AND BENEFITS

         2.1 BASE SALARY. As of the Effective Date, Employee shall continue to receive, on an annualized basis, a base salary equal to the annualized base salary Employee was receiving immediately prior to the Effective Date. Employee's base salary shall be reviewed by the Board (or a committee thereof) on an annual basis, and such base salary for the calendar year under review may, in the discretion of the Board (or a committee thereof), be increased (but not decreased) from the base salary in effect for the immediately preceding calendar year. Employee's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives, but not less frequently than monthly.

         2.2 ANNUAL INCENTIVE BONUS. As of the Effective Date, Employee shall continue to be eligible to receive an incentive bonus under the Company annual incentive bonus plan. Employee's target bonus under the Company annual incentive bonus plan shall be reviewed by the Board (or a committee thereof) on an annual basis, and such target bonus for the fiscal year under review may, in the discretion of the Board (or a committee thereof), be increased (but not decreased) from the target bonus in effect for the immediately preceding fiscal year (it being understood that the actual amount of bonus received for any fiscal year may be more or less than that received in any prior fiscal year).

         2.3 EMPLOYEE BENEFITS. Employee shall be entitled to participate in all benefit plans and programs, including improvements or modifications of the same that may from time to time be maintained by Company for all employees of Company or for Company employees of Employee's seniority and position generally, specifically including, but not limited to, any medical plan, dental plan, vision plan, life insurance plan, accidental death/dismemberment plan, long term disability plan, short term disability plan, spending account plan, severance plan, qualified retirement plan, nonqualified deferred compensation plan, stock option plan, stock incentive plan, phantom equity plan, vacation plan, and other paid leave program. Company shall not, however, by reason of this Section 2.3 either (i) be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any such benefit plan or program, (ii) be obligated to provide Employee with all or any benefits provided to any other person or individual employed by Company, or (iii) be obligated to provide Employee with coverage or benefits under any such benefit plan or program except under the terms and conditions of each such plan or program as it exists from time to time.

         2.4 BUSINESS AND ENTERTAINMENT EXPENSES. During his employment hereunder, Company shall reimburse Employee for, or pay on behalf of Employee, reasonable, authorized, and appropriate expenses incurred by Employee for Company business-related purposes.


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         2.5 NO PREMATURE CANCELLATION OF STOCK OPTIONS. As long as Employee is employed by Company or any Affiliate, or by any acquiror of the stock or assets of Company or any Affiliate, or by any surviving entity into which Company or any Affiliate is merged, during the period that any stock option held by Employee, which was acquired in connection with Employee's employment with Company or any Affiliate, remains unvested in whole or in part, Company shall prevent any action that would cause any such option to be cancelled prior to Employee's becoming fully vested in such option pursuant to the terms of any associated agreement.

         2.6 INDEMNIFICATION. Company shall indemnify Employee against any and all liabilities arising out of Employee's employment duties under this Agreement in the manner contemplated by Company's Certificate of Incorporation and By-Laws in effect on the Effective Date (whether or not any litigation in respect of such liabilities is in existence or overtly threatened), and Company shall maintain directors' and officers' liability insurance as the Board determines in its good faith judgment is advisable. This Section shall survive the termination of Employee's employment and the termination of this Agreement for the applicable statute of limitations.

         2.7 RELOCATION BENEFITS. Employee shall be entitled to receive reimbursement for up to 100% of his Relocation Expenses actually incurred in connection with his move to Austin, Texas.


                                      III.
              1.Term and Termination of Employment under Agreement

         3.1 TERM. Unless sooner terminated pursuant to other provisions hereof, Company agrees to continue the employment of Employee under the terms and conditions of this Agreement for a term of five years, beginning on the Effective Date and ending on the fifth anniversary of the Effective Date. Such term shall be extended automatically for an additional successive one-year period as of each subsequent anniversary of the Effective Date unless otherwise agreed to in writing by Employee and Company prior to any such anniversary.

         3.2 COMPANY'S RIGHT TO TERMINATE. Notwithstanding the provisions of
Section 3.1, Company shall have the right to terminate Employee's employment under this Agreement at any time for any of the following reasons:

                  (i)   Upon Employee's death;

                  (ii) Upon Employee's becoming incapacitated by accident, sickness, or other circumstance that renders Employee mentally or physically incapable of performing the duties and services required of Employee hereunder, with or without reasonable accommodation, for a period of at least ninety consecutive calendar days or an aggregate of 120 (or more) days in any twelve month period;


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                  (iii) For Cause;

                  (iv) For Employee's material breach of any material provision of this Agreement; provided, however, that, other than in the case of a breach of Article IV or V (with the exception of Section 5.1), if such breach is correctable, such breach remains uncorrected for thirty days following written notice to Employee by Company of such breach; or

                  (v) For any other reason or no reason whatsoever, in the sole discretion of Company.

         3.3 EMPLOYEE'S RIGHT TO TERMINATE. Notwithstanding the provisions of
Section 3.1, Employee shall have the right to terminate Employee's employment under this Agreement at any time for any of the following reasons:

                  (i) A material breach by Company of any material provision of this Agreement (it being understood that a breach of Section 4.1 or 5.2 shall not constitute such a breach) that, if correctable, remains uncorrected for thirty days following written notice by Employee to Company of such breach;

                  (ii)  For Good Reason; or

                  (iii) For any other reason or no reason whatsoever, in the sole discretion of Employee.

         3.4 NOTICE OF TERMINATION. If Company or Employee desires to terminate Employee's employment under this Agreement at any time prior to the expiration of the term as provided in Section 3.1 (other than pursuant to Section 3.2(i), which termination shall be deemed to occur automatically upon Employee's death), Company or Employee shall do so by giving written notice of such termination to the other party and stating the effective date and reason (if any) for such termination; provided, however, that if such termination shall be for any reason other than those encompassed by Section 3.2(i), 3.2(ii), 3.2(iii), or 3.2(iv) (if such termination is by Company) or if such termination shall be for any reason other than those encompassed by Section 3.3(i) or 3.3(ii) (if such termination is by Employee), such notice shall be given at least thirty days prior to the effective date of such termination; and provided, further, that no such action shall alter or amend any other provisions hereof or rights arising hereunder, including, without limitation, the provisions of Articles IV and V hereof. Notwithstanding the foregoing, in lieu of giving the notice provided for in this Section, Company may provide Employee with an amount equal to the salary and benefits Employee would have received had he been provided such notice and terminate Employee immediately without notice.

         3.5 EFFECT OF TERMINATION OF EMPLOYMENT.


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                  3.5.1 TERMINATION BY EXPIRATION OF TERM. If Employee's
         employment hereunder shall terminate upon expiration of the term provided in Section 3.1, all rights of Employee to compensation and benefits hereunder shall terminate contemporaneously with such termination of Employee's employment, except for such benefits as may be required by law.

                  3.5.2 TERMINATION BY COMPANY. If Employee's employment hereunder shall be terminated by Company prior to expiration of the term provided in Section 3.1, regardless of the reason therefor, all rights of Employee to compensation and benefits hereunder shall terminate contemporaneously with the termination of such employment; provided, however, that subject to execution of the release described in Section 3.6, if such termination shall be pursuant to Section 3.2(v) (and not also for any reason encompassed by Section 3.2(i), 3.2(ii), 3.2(iii), or 3.2(iv)), Company shall provide Employee with Severance Benefits.

                  3.5.3 TERMINATION BY EMPLOYEE. If Employee's employment hereunder shall be terminated by Employee prior to expiration of the term provided in Section 3.1, regardless of the reason therefor, all rights of Employee to compensation and benefits hereunder shall terminate contemporaneously with the termination of such employment; provided, however, that (i) subject to execution of the release described in Section 3.6, if such termination shall be pursuant to
         Section 3.3(i) or 3.3(ii) and in either case at such time Company does not have a right to terminate Employee's employment pursuant to Section 3.2(iii) or 3.2(iv), Company shall provide Employee with Severance Benefits; and (ii) if such termination is pursuant to Section 3.3(iii) (and not for any reason encompassed by Section 3.3(i) or 3.3(ii)) and such termination shall be prior to the first anniversary of the Effective Date, Employee shall return to Company 100% of the Relocation Benefits he received pursuant to Section 2.6.

         3.6 RELEASE AND FULL SETTLEMENT. As a condition to the receipt of any Severance Benefits hereunder upon termination of Employee's employment, Employee shall be required to execute a release, which shall be conditioned upon the payment to Employee by Company of Severance Benefits if due, in the form established by Company, releasing (i) Company and its Affiliates, (ii) Company's and its Affiliates' members, partners, officers, directors, employees, and agents, and (iii) each employee benefit plan and its fiduciaries from any and all claims and from any and all causes of action of any kind or character, including, but not limited to, all claims or causes of action arising out of Employee's employment with Company, the termination of such employment, any actions or omissions occurring during such employment, or the performance of Employee's and Company's obligations hereunder. The receipt of any benefits provided hereunder by Employee shall constitute full settlement of all such claims and causes of action.

         3.7 NO DUTY TO MITIGATE LOSSES. Employee shall have no duty to find new employment following termination of Employee's employment under circumstances that require Company to pay Severance Benefits hereunder. Any salary or remuneration received by


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Employee from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of Employee's employment shall not reduce Company's obligation to make any payment that it is otherwise required to make under this Agreement.

         3.8 OFFSET FOR SEVERANCE BENEFITS. Any benefits or payments to which Employee would otherwise be entitled upon his termination of employment with Company and its Affiliates under any severance plans or programs of Company or its Affiliates shall be reduced by any Severance Benefits Employee is entitled to receive under this Agreement on account of the same termination.


                                       IV.
                            PROTECTION OF INFORMATION

         4.1 DISCLOSURE TO EMPLOYEE. Company shall (i) disclose to Employee some of the trade secrets, information, data, and other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, business, affairs, and/or personnel of Company and/or its Affiliates ("Information") and (ii) place Employee in a position to develop business good will on behalf of Company or its Affiliates.

         4.2 DISCLOSURE TO AND PROPERTY OF COMPANY. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, that are conceived, made, developed, or acquired by Employee, individually or in conjunction with others, during Employee's employment by Company (whether during business hours or otherwise and whether on Company's premises or otherwise) and that relate to Company's business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisitions prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Company and are and shall be the sole and exclusive property of Company. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, electronic mail, voice mail, electronic databases, maps, and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Company. Upon termination of Employee's employment by Company, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Company.

         4.3 NO UNAUTHORIZED OR DAMAGING USE OR DISCLOSURE. In return for Company's promise to provide Employee with Information, Employee will not, at any time during or after Employee's employment by Company, make any disclosure or use Information for Employee's own benefit or purposes or for the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other


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than Company and any of its Affiliates and will only use Information to carry out Employee's employment responsibilities hereunder. Affiliates of Company shall be third party beneficiaries of Employee's obligations under this Section. As a result of Employee's employment by Company, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Company and its Affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Information. Employee shall (except as required by law) refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about Company, any of its Affiliates, or any of such entities' officers, employees, agents, or representatives (i) that are slanderous, libelous, or defamatory, (ii) that disclose private or confidential information about Company, any of its Affiliates, or any of such entities' business affairs, officers, employees, agents, or representatives,
(iii) that constitute an intrusion into the seclusion or private lives of Company, any of its Affiliates, or any of such entities' officers, employees, agents, or representatives, (iv) that give rise to unreasonable publicity about the private lives of Company, any of its Affiliates, or any of such entities' officers, employees, agents, or representatives, (v) that place Company, any of its Affiliates, or any of such entities' officers, employees, agents, or representatives in a false light before the public, or (vi) that constitute a misappropriation of the name or likeness of Company, any of its Affiliates, or any of such entities' officers, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts.

         4.4 OWNERSHIP BY COMPANY. If, during Employee's employment by Company, Employee creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as videotapes, written presentations, computer programs, electronic mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Company's business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Company's premises or otherwise), Company shall be deemed the author of such work if the work is prepared by Employee in the scope of Employee's employment, or, if the work is not prepared by Employee within the scope of Employee's employment but is specially ordered by Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Company shall be the author of the work. If such work is neither prepared by Employee within the scope of Employee's employment nor a work specially ordered that is deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Company all of Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         4.5 ASSISTANCE BY EMPLOYEE. Both during the period of Employee's employment by Company and thereafter, Employee shall, at Company's expense, assist Company and its nominee, at any time, in the protection of Company's worldwide right, title, and interest in and to


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information, ideas, concepts, improvements, discoveries, inventions, and copyrighted works, including without limitation, the execution of all formal assignment documents requested by Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.

         4.6 REMEDIES. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article IV by Employee, and Company shall be entitled to enforcement of the provisions of this Article IV by terminating any and all payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article IV but shall be in addition to all remedies available at law or in equity to Company, including without limitation the recovery of damages from Employee and his agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.


                                       V.
              DEVOTION OF BUSINESS TIME; NONCOMPETITION OBLIGATION

II. 5.1 Devotion of Business Time. DURING THE TERM OF HIS EMPLOYMENT, EMPLOYEE WILL DEVOTE ALL OR SUBSTANTIALLY ALL OF HIS BUSINESS TIME AND BEST EFFORTS TO THE PERFORMANCE OF HIS DUTIES AS DETERMINED BY THE BOARD OR EMPLOYEE'S SUPERVISORS, AND WILL NOT ENGAGE IN ANY OTHER BUSINESS, PROFESSION, OR OCCUPATION FOR COMPENSATION OR OTHERWISE THAT WOULD CONFLICT WITH THE RENDITION OF SUCH SERVICES, EITHER DIRECTLY OR INDIRECTLY, WITHOUT THE PRIOR WRITTEN CONSENT OF THE BOARD.


III. 5.2 Provision of Confidential Information. AS INDICATED IN SECTION 4.1 ABOVE, COMPANY PROMISES TO PROVIDE EMPLOYEE WITH SOME OF THE INFORMATION OF COMPANY AND/OR ITS AFFILIATES. IN RETURN, AS INDICATED IN SECTION 4.3 ABOVE, EMPLOYEE PROMISES TO PROTECT AND NOT TO DISCLOSE INFORMATION.


         5.3 NONCOMPETITION OBLIGATIONS. So as to enforce Employee's promises regarding Information, and in further consideration of the other benefits being provided to Employee under this Agreement, Employee agrees as follows:

                  (i) During the period of Employee's employment with Company and thereafter until the earlier of (x) the second anniversary of the date that Employee ceases employment with Company and its Affiliates ("Date of Separation") and (y) the date Employee ceases to receive salary payments or any payments under this Agreement, Employee will not, in the Restricted Area (as later defined herein), own (except for passive investments of not more than one percent (1.0%) of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), capitalize, direct, become a partner


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         with or in, become an officer of, sit on the board of directors of, become employed by, or otherwise provide services to (if such services would implicate in any way Employee's association with the goodwill of Company) a Competitor (as later defined herein). For purposes of this Subsection, "Competitor" means (x) any individual, business, or entity that provides or is preparing to provide products or services competitive with those provided by or under development by Company or its Affiliates, (y) any individual, business, or entity that derives ten percent (10%) or more of its gross sales, revenues, or earnings before taxes from a business that competes with Company or any of its controlled Affiliates, or (z) any individual, business, or entity that is listed on Exhibit A attached hereto and each subsidiary and controlled affiliate of any such individual, business, or entity. For purposes of this Subsection, the "Restricted Area" means any geographic area in which the Competitor at issue competes or is preparing to compete with Company or its controlled Affiliates. Until the earlier of
         (x) the second anniversary of the Date of Separation and (y) the date Employee ceases to receive salary payments or any payments under this Agreement, Employee will be available, consistent with other responsibilities that Employee may then have, to answer questions and provide advice to Company and its controlled Affiliates. Notwithstanding any provision of this Agreement to the contrary, if Employee is employed by Company, any breach of the provisions of this
         Article V (except Section 5.1) shall permit Company to terminate the employment of Employee for Cause and, whether or not Employee is employed by Company, from and after any breach by Employee of the provisions of this Article V (except Section 5.1), Company shall cease to have any obligations to make salary payments or any other payments under this Agreement or to have any other obligations under this Agreement.

                  (ii) During the period of Employee's employment with the Company and during the period from the Date of Separation through the earlier of (x) the second anniversary of the Date of Separation and (y) the date Employee ceases to receive salary payments or any payments under this Agreement, Employee promises not, directly or indirectly, to induce any employee of Company or any of its controlled Affiliates to engage in any activity in which Employee is prohibited from engaging by this Article V or to terminate his employment with Company or any of its controlled Affiliates, and will not, directly or indirectly, solicit or recruit for employment or other retention, or encourage or assist any other entity to solicit or recruit for employment or other retention, any person who is or was employed by Company or any of its controlled Affiliates unless such person shall have ceased to be employed by Company or any of its controlled Affiliates (without inducement, solicitation, or request by Employee) for a period of at least twelve months.

                  (iii) During the period of Employee's employment with the Company and during the period from the Date of Separation through the earlier of (x) the second anniversary of the Date of Separation and (y) the date Employee ceases to receive salary payments or any payments under this Agreement, Employee promises not, directly or indirectly, to solicit, accept, or service, for the purpose of providing or attempting to provide services or products competitive with the services or products offered by or under development by Company or any of its controlled Affiliates at any time during the


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         last year of Employee's employment with Company, any of the clients of
         Company or its controlled Affiliates with which, in the course of Employee's duties, Employee had any personal contact (whether by personal meeting, telephone facsimile, e-mail, other correspondence or the like) or about which Employee had any Information. During the period of Employee's employment with the Company and during the period from the Date of Separation through the earlier of (x) the second anniversary of the Date of Separation and (y) the date Employee ceases to receive salary payments or any payments under this Agreement, Employee likewise promises not, directly or indirectly, to encourage or induce, or encourage or assist any other entity to encourage or induce, any such clients to terminate, discontinue, or modify their business relationships and/or affiliations with Company or any of its controlled Affiliates.

                  (iv) The preceding provisions of this Section 5.3 notwithstanding, in the event that any payments to Employee under this Agreement are terminated by reason of Employee's violation of any provision of this Article V, or in the event that Employee's employment with Company is terminated while this Agreement is in effect, if such termination shall be for any reason encompassed by Section 3.2(i), 3.2(ii), 3.2(iii), or 3.2(iv) (if such termination is by Company) or if such termination shall be for any reason encompassed by Section 3.3(iii) and not encompassed by Section 3.3(i) or 3.3(ii) (if such termination is by Employee), the noncompetition obligations provided in this Section 5.3 shall last during the period of Employee's employment with the Company and during the period from the Date of Separation or incapacitation, as applicable, through the later of (x) the second anniversary of the Date of Separation and (y) the date Employee ceases to receive salary payments or any payments under this Agreement.

         5.4 REFORMATION. It is expressly understood and agreed that although Employee and Company have carefully reviewed the restrictions contained in this
Article V and believe them to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. If any court of competent jurisdiction finds that any noncompetition obligation provision contained in Section 5.3 of this Agreement is unenforceable and cannot be amended so as to make it enforceable, Employee shall not be entitled to any further Severance Benefits and shall be required to repay to Company any Severance Benefits (other than Severance Benefits received pursuant to clauses
(ii) through (vii) of Section 7.1(10)) previously received by Employee during any period in which Employee engaged in any activity described in Section 5.3 during the noncompetition period set forth in Section 5.3.


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         5.5 RETURN OF INFORMATION. Employee agrees that upon termination of his employment with Company for any reason, Employee will immediately return to Company all Information in his possession as well as any memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Company or its Affiliates, except that Employee may retain personal notes, notebooks, and diaries. Employee further agrees that he will not retain or use for his account at any time any trade name, trademark, or other proprietary business designation used or owned in connection with the business of Company or its Affiliates.

         5.6 ENFORCEMENT AND REMEDIES. Employee understands that the restrictions set forth in this Article V may limit Employee's ability to engage in certain businesses anywhere in the world during the period provided for above. Employee acknowledges that his duties under this Agreement will result in his being exposed to and learning Information and Employee agrees that the restrictions concerning Information and noncompetition set forth in this Agreement are reasonably necessary to protect the Company's legitimate business interests and goodwill, and reasonable with respect to subject matter, time period, and geographical area. Employee further acknowledges that he is receiving adequate consideration under this Agreement for agreeing to be bound by these restrictions. Employee acknowledges that money damages would not be a sufficient remedy for any breach of this Article V by Employee, and Company shall be entitled to enforcement of the provisions of this Article V by terminating any payments then owing to Employee under this Agreement (to the extent permitted by this Article V) and specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article V but shall be in addition to all remedies available at law or in equity to Company, including without limitation the recovery of damages from Employee and his agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.


                                       VI.
                                  MISCELLANEOUS

         6.1 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO COMPANY TO:                  Interlogix, Inc.
                                            114 W. 7th Street, Suite 1300
                                            Austin, TX 78701
                                            Attention: President


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Effective Date: October 27, 2000


         IF TO EMPLOYEE TO:                 Michael S. Lafair
                                            6402 Cedro Cove
                                            Austin, Texas 78731

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.

         6.2 APPLICABLE LAW. Except as may be preempted by federal law, this Agreement is entered into under, and shall be governed for all purposes by, the laws of the state of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another state or country. Employee agrees that any legal proceeding brought by Employee or Company to enforce the provisions of this Agreement shall be brought in Travis County, Texas, and Employee hereby waives his rights to any pleas regarding subject matter or personal jurisdiction or venue.

         6.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, a condition or provision of this Agreement shall be deemed a waiver of any provisions or conditions of this Agreement at the same or at any prior or subsequent time.

         6.4 SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         6.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         6.6 WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. Company may withhold from any benefits and payments made pursuant to this Agreement (i) all federal, state, city, and other taxes as may be required pursuant to any law or governmental regulation or ruling and"(ii) all other normal employee deductions made with respect to Company's employees generally. Employee shall be required to reimburse Company for any amounts Company is required to pay to the Internal Revenue Service or any other government or government agency on behalf of Employee as a result of Company's underwithholding on any payments under this Agreement to Employee (it being understood that Employee shall not be required to reimburse Company for any related penalties or interest assessed against Company).

         6.7 HEADINGS. The Article, Section, and Subsection headings herein have been inserted for purposes of convenience only and shall not be used for interpretive purposes.

         6.8 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.


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Effective Date: October 27, 2000


         6.9 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise. Except as provided in the preceding sentence, this Agreement and the rights and obligations of the parties hereunder are personal, and neither this Agreement nor any right, benefit, or obligation of either party hereto shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

         6.10 TERM. This Agreement has a term co-extensive with the term of employment provided in Section 3.1. Except as set forth herein, termination shall not affect any right or obligation of any party that is accrued and vested prior to such termination. Without limiting the scope of the preceding sentence, the provisions of Articles IV and V shall survive any termination of the employment relationship and/or of this Agreement.

         6.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to employment of Employee by Company. Without limiting the scope of the preceding sentence, all prior understandings and agreements among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect, and Employee and Company hereby agree that all prior drafts of this Agreement may not be produced as evidence in the event of litigation or arbitration to enforce any provision of this Agreement. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

         6.12 ARBITRATION. Any controversy, whether contractual or otherwise, arising out of or related in any way to this Agreement, shall be subject to final and binding arbitration in lieu of litigation. Any such arbitration proceedings shall be subject to the labor arbitration rules of the American Arbitration Association and shall be held in Austin, Texas before a single arbitrator selected by the parties from the American Arbitration Association's employment law panel. In deciding the substance of the parties' claims, the arbitrator shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law). The arbitrator will not have the power to add to or ignore any of the terms and conditions of this Agreement. His or her decision shall not go beyond what is necessary for the interpretation and application of this Agreement and obligations of the parties under this Agreement. If any controversy regarding this Agreement is submitted to arbitration, Employee and Company agree that the arbitrator's decision shall be final and legally binding on both parties. The arbitration provisions of this Section shall be governed by the provisions of the Federal Arbitration Act. This Section shall not prevent Company from seeking an injunction from a court of competent jurisdiction in connection with any actual or threatened breach of Article IV or Article V by Employee.

         6.13 EMPLOYMENT RELATIONSHIP WITH COMPANY. For purposes of this Agreement, Employee shall be considered to be in the employment of Company (and shall not be considered to have terminated employment with Company) as long as Employee remains an employee of


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Effective Date: October 27, 2000


either Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of Company, or a parent or subsidiary (as defined in section 424 of the Code) of such parent or subsidiary corporation.

         6.14 REVIEW BY COUNSEL. Company and Employee acknowledge and agree, with respect to the negotiating and drafting of this Agreement, that (i) Vinson & Elkins L.L.P. represents Company (and no other party) and (ii) Employee is not represented by Vinson & Elkins L.L.P., by Dechert Price & Rhoads, by any individual attorney associated with Vinson & Elkins L.L.P. or Dechert Price & Rhoads, by General Counsel for Company, or by any other employee of Company or any of its Affiliates. Employee further acknowledges (1) that Employee has carefully read this Agreement; (2) that he has been advised to have it reviewed by, and has had the opportunity for review of it by, an attorney of his choice;
(3) that he fully understands its final and binding effect; (4) that the only promises and representations made to Employee to sign this Agreement are those stated herein; and (5) that he is signing this Agreement voluntarily.


                                      VII.
                                   DEFINITIONS

         7.1 DEFINITIONS. Where the following words and phrases appear in this Agreement, each shall have the respective meaning set forth below, unless the context clearly indicates to the contrary.

(1) "AFFILIATE" shall mean any entity that owns or controls, is owned or controlled by, or is under common ownership or control with Company.

(2)      "BOARD" shall mean the board of directors of Company.

(3) "CAUSE" shall mean that Employee (i) has breached any fiduciary responsibility owing to Company, including Employee's duty of loyalty;
         (ii) has engaged in gross misconduct, criminal activity, or any other action that in Company's reasonable judgment materially harmed the business interests, reputation, or goodwill of the Company or any Affiliate and there is evidence of actual harm; (iii) has violated any provision of Section 4.3 or Article V (except Section 5.1); (iv) has been convicted of or knowingly committed, or plead nolo contendere to, any felony or a misdemeanor involving moral turpitude; (v) has materially breached any corporate policy or code of conduct established by Company or any Affiliate; (vi) has knowingly caused Company to violate a law or regulation that could result in criminal penalties being imposed against Company or any Affiliate, or (vii) has engaged in gross negligence or willful misconduct in the performance of duties required of Employee under this Agreement.

(4)      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

(5)      "COMPANY" shall mean Interlogix, Inc.


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Effective Date: October 27, 2000


(6)      "EFFECTIVE DATE" shall mean October 27, 2000.

(7)      "EMPLOYEE" shall mean Michael S. Lafair.

(8) "GOOD REASON" shall mean the occurrence of any one of the following events without Cause and without Employee's written consent: (i) any reduction in Employee's base salary in effect under Section 2.1 or annual target incentive bonus in effect under Section 2.2 (as opposed to the actual bonus received); (ii) a significant reduction in Employee's responsibilities with respect to management of Company or in Employee's authority or status within the Company; (iii) any reduction in the number of shares (as adjusted to take into account any subsequent stock subdivision, stock consolidation, or payment of a stock dividend without receipt of consideration by Company) underlying Employee's annual stock option grant from the number of shares underlying the grant to Employee on August 7, 2000, (iv) a material diminution in the aggregate employee benefits (including, but not limited to medical, dental, life insurance, and long-term disability, but excluding stock option or other equity or phantom equity compensation plans) and perquisites provided to Employee, which is not otherwise offset by an increase in other elements of Employee's compensation, or (v) Employee is required to relocate his principal place of business more than 50 miles from the Company's current Austin, Texas headquarters location, in connection with his employment with Company. Notwithstanding the foregoing, "Good Reason" shall not exist if Employee has not provided Company written notice of the circumstances constituting "Good Reason" and allowed Company 30 days to cure such circumstances.

(9) "RELOCATION BENEFITS" shall mean reimbursement of all reasonable expenses associated with Employee's relocation to Austin, Texas, under Company's relocation policy.

(10) "SEVERANCE BENEFITS" shall mean all of the following payments and benefits:

         (i) Company shall pay Employee an amount equal to 1 times the sum of (A) Employee's annualized base salary as in effect under
                  Section 2.1 immediately prior to Employee's termination of employment with Company and (B) 100% of Employee's target bonus as in effect under Section 2.2 immediately prior to Employee's termination of employment with Company. Such amount shall be paid in equal monthly installments commencing after the release described in Section 3.6 has been executed by Employee and becomes irrevocable and ending on the earlier to occur of (1) the date upon which Employee is paid 12 such monthly installments or (2) the date of Employee's death.

         (ii) Company shall pay Employee an amount equal to the annual incentive bonus Employee would have received under Company's annual incentive bonus plan if Employee had remained employed by Company through the last day of the fiscal year in which Employee terminated employment with Company, multiplied by a fraction, the numerator of which is the number of complete months of Employee's


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Effective Date: October 27, 2000

                  employment with Company in the year of Employee's termination of employment and the denominator of which is 12. Such amount shall be paid to Employee in a single lump sum payment on the later of (1) the date Company pays the bonus under Company's annual incentive bonus plan to employees covered under such plan (but not later than 60 days after the end of such fiscal year) or (2) the date on which the release described in
                  Section 3.6 has been executed by Employee and becomes irrevocable.

         (iii) Company shall cause to be waived or pay any premiums on behalf of Employee for continuation of health coverage for Employee and, if applicable, Employee's dependents (including Employee's spouse) under Company's group health plan, if any, pursuant to its COBRA continuation of coverage provisions, while Employee and/or any dependent of Employee is covered by such coverage.

         (iv) Company shall pay Employee an amount equal to the amount in the Employee's account in Company's 401(k) plan and/or other retirement plan (whether qualified or nonqualified under section 401(a) of the Code) that is unvested as of the effective date of Employee's termination of employment. Such amount shall be paid to Employee in a single lump sum payment as soon as administratively practicable after the release described in Section 3.6 has been executed by Employee and becomes irrevocable.

         (v) To the extent not otherwise vested as of the effective date of Employee's termination of employment, Company shall cause any and all stock options held by Employee that were acquired in connection with Employee's employment with Company or any Affiliate to become fully vested and exercisable as of such date; provided, however, that if such acceleration of vesting and exercisability causes the option to fail to qualify as an incentive stock option within the meaning of section 422 of the Code, such acceleration shall only occur with the consent of Employee.

         (vi) Company shall provide Employee with outplacement services at a cost not to exceed $25,000.

         (vii) Company shall provide Employee with 1 times the annual value of any country club membership, car, or car allowance that Company provides to Employee as of the date of his termination of employment. Such amount shall be paid to Employee in a single lump sum payment as soon as administratively practicable after the release described in Section 3.6 has been executed by Employee and becomes irrevocable.


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Effective Date: October 27, 2000


         EXECUTED on this 31st day of October, 2000 to be effective as of the Effective Date.


                                       INTERLOGIX, INC.


                                       By: /s/ KENNETH L. BOYDA
                                          --------------------------------------

                                       Printed Name: Kenneth L. Boyda
                                                     ---------------------------


                                       EMPLOYEE


                                       /s/ MICHAEL S. LAFAIR
                                       -----------------------------------------
                                       Michael S. Lafair